Exhibit 3.1.16

STATE of DELAWARE

CERTIFICATE OF CONVERSION

FROM A DELAWARE CORPORATION

TO A DELAWARE LIMITED LIABILITY COMPANY PURSUANT TO

SECTION 18-214 OF THE LIMITED LIABILITY COMPANY ACT

1.	The jurisdiction where the Corporation first formed is the State of Delaware.
2.	The jurisdiction immediately prior to filing this Certificate of Conversion is the State of Delaware.
3.	The date the Corporation first formed is October 30, 2002.
4.	The name of the Corporation immediately prior to the filing of this Certificate is Vidacare Corporation.
5.	The name of the limited liability company as set forth in the Certificate of Formation is Vidacare LLC.

IN WITNESS WHEREOF, the undersigned, being duly authorized to sign on behalf of the Corporation, has executed this Certificate of Conversion on this 27th day of March, 2014.

/s/ Lee J. Potter
Lee J. Potter
Authorized Person

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

FIRST. The name of the limited liability company is Vidacare LLC.

SECOND. The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The name of its Registered Agent at such address is Corporation Service Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 27th day of March, 2014.

/s/ Lee J. Potter
Lee J. Potter
Authorized Person